EXHIBIT 99.2
TERMINATION
OF
ENHANCEMENT LETTER

TERMINATION AMENDMENT (“Termination Amendment”) made on June 10, 2020 to the Change in Control Enhancement Agreement dated as of March 29, 2007, as previously amended effective December 31, 2008 and September 19, 2013 (the “Enhancement Agreement”), between Broadridge Financial Solutions, Inc., a Delaware corporation (the “Company”), and Richard J. Daly (the “Executive”).

WHEREAS, the Company and the Executive have previously entered into the Enhancement Agreement; and

WHEREAS, the Enhancement Agreement includes amendments made effective December 31, 2008 and September 19, 2013; and

WHEREAS, the Company and the Executive desire to terminate the Enhancement Agreement, effective immediately;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. The Enhancement Agreement is hereby terminated, effective on the date set forth above, and it shall have no further force or effect.

IN WITNESS WHEREOF, the undersigned has caused this Termination Amendment to be executed this 10th day of June, 2020.

EXECUTIVE

/s/ Richard J. Daly
Richard J. Daly

BROADRIDGE FINANCIAL SOLUTIONS,
INC.

By: /s/ Adam D. Amsterdam
Name: Adam D. Amsterdam
Title: Vice President, General Counsel